Exhibit 10.3

AMENDMENT NO. 1

TO THE

TWELFTH SUPPLEMENTAL INDENTURE

This AMENDMENT NO. 1 TO THE TWELFTH SUPPLEMENTAL INDENTURE, dated as of April 3, 2006 (“Amendment No. 1”), among Duke Energy Corporation, a North Carolina corporation (“Duke Energy”), Duke Energy Holding Corp., a Delaware corporation (formerly named Deer Holding Corp.), as guarantor of the Notes (“Duke Holdco”) and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, Duke Energy has heretofore entered into a Senior Indenture, dated as of September 1, 1998 (the “Original Indenture”), with the Trustee, as supplemented to the date hereof (as so supplemented, the “Indenture”);

WHEREAS, Duke Energy has heretofore entered into a Twelfth Supplemental Indenture, dated as of May 7, 2003 (the “Twelfth Supplemental Indenture”), with the Trustee, pursuant to which Duke Energy issued 1  3/4% Convertible Senior Notes due 2023 (the “Convertible Notes”);

WHEREAS, Duke Energy and Duke Holdco have contemporaneously herewith entered into the Fifteenth Supplemental Indenture, dated as of April 3, 2006 with the Trustee, pursuant to which Duke Holdco fully and unconditionally guarantees, among other things, the payment obligations of Duke Energy with respect to the Notes as long as the Notes remain Outstanding;

WHEREAS, on May 3, 2005, Duke Energy incorporated Duke Holdco as a direct, wholly-owned subsidiary of Duke Energy, and Duke Holdco incorporated Deer Acquisition Corp., a North Carolina corporation (“Merger Sub A”), and Cougar Acquisition Corp., a Delaware corporation (“Merger Sub B”), each as a direct, wholly-owned subsidiary of Duke Holdco;

WHEREAS, Duke Energy entered into the Agreement and Plan of Merger, dated as of May 8, 2005, as amended (the “Merger Agreement”), by and among Duke Energy, Cinergy Corp., a Delaware corporation (“Cinergy”), Duke Holdco, Merger Sub A and Merger Sub B, providing for the consummation of the business combination contemplated therein;

WHEREAS, pursuant to the terms of the Merger Agreement, Merger Sub A shall merge with and into Duke Energy (the “Duke Energy Merger”), in accordance with the North Carolina Business Corporation Act (“NCBCA”), whereby Duke Energy shall be the surviving corporation in the Duke Energy Merger and shall continue its existence under the laws of the State of North Carolina and shall succeed to and assume all the rights and obligations of Merger Sub A in accordance with the NCBCA and, as a result of the Duke Energy Merger, shall be a direct, wholly-owned subsidiary of Duke Holdco;

WHEREAS, following effectiveness of the Duke Energy Merger, Duke Energy shall convert its form of organization into a limited liability company pursuant to a plan of conversion adopted pursuant to Section 55-11A-11 of the NCBCA and Section 57C-9A-02 of the North Carolina Limited Liability Company Act and shall be renamed Duke Power Company LLC, all of whose membership or other equity interests shall be held by Duke Holdco (the “Duke Energy Conversion” and, together with the Duke Energy Merger, the “Duke Energy Reorganization”);

WHEREAS, following the Duke Energy Reorganization, Merger Sub B will merge with and into Cinergy, with Cinergy as the surviving corporation (the “Cinergy Merger” and, together with the Duke Energy Merger, the “Mergers”);

WHEREAS, Duke Energy is currently the direct owner of 100% of the issued and outstanding equity interests of Duke Capital LLC, a Delaware limited liability company (“Duke Capital”);

WHEREAS, following effectiveness of the Duke Energy Reorganization, Duke Energy shall distribute to Duke Holdco all the issued and outstanding equity interests of Duke Capital and, as a result, each of Duke Energy and Duke Capital shall be a direct, wholly-owned subsidiary of Duke Holdco;

WHEREAS, Section 110(h)(iv) of the Twelfth Supplemental Indenture provides that, upon the occurrence of any consolidation, merger or binding share exchange of Duke Energy with another corporation as a result of which holders of shares of common stock, no par value, of Duke Energy (“Duke Energy Common Stock”) shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Duke Energy Common Stock, then the terms of the Convertible Notes shall be amended by execution of a supplemental indenture or otherwise, to provide that each Convertible Note shall be convertible into the kind and amount of shares of stock, other securities or property or assets (including cash) that the Holder of such Convertible Note would have received upon such consolidation, merger or binding share exchange if such Holder had converted such Convertible Note into the number of shares of Duke Energy Common Stock issuable upon conversion of such Convertible Note immediately prior to such consolidation, merger or binding share exchange;

WHEREAS, pursuant to Article II of the Merger Agreement, as a result of the Duke Energy Merger each holder of Duke Energy Common Stock will receive one share of Duke Holdco Common Stock for each share of Duke Energy Common Stock held by such holder immediately prior to the Duke Energy Merger and, therefore, the Convertible Notes shall be convertible into Duke Holdco Common Stock and at the same conversion rate as such Convertible Notes were convertible into Duke Energy Common Stock immediately prior to the Duke Energy Merger;

WHEREAS, the execution of Amendment No. 1 is authorized and permitted by the Original Indenture and by the Twelfth Supplemental Indenture and all conditions precedent provided for in the Original Indenture and the Twelfth Supplemental Indenture relating to the execution of Amendment No. 1 have been complied with; and

WHEREAS, this Amendment No. 1 shall be effective simultaneously with the consummation of the Duke Energy Merger.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Duke Energy, Duke Holdco and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders from time to time of the Convertible Notes (the “Holders”) as follows:

SECTION 101. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 102. Amendments to the Twelfth Supplemental Indenture.

(1)	Section 1.02 of the Twelfth Supplemental Indenture is hereby amended by deleting the definition of “Common Stock” and replacing it with the following definition:

“Common Stock” means the common stock, no par value, of Duke Energy Holding Corp., a Delaware corporation (“Duke Holdco”).

(2)	Section 1.02 of the Twelfth Supplemental Indenture is hereby amended by adding the following definitions:

“Duke Holdco Board of Directors” means either the board of directors of Duke Holdco or any duly authorized committee of that board.

“Duke Holdco Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Duke Holdco to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Duke Holdco Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of Duke Holdco, and delivered to the Trustee.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 8, 2005, as amended, by and among the Company, Cinergy Corp., a Delaware corporation, Duke Holdco, Deer Acquisition Corp., a North Carolina corporation, and Cougar Acquisition Corp., a Delaware corporation, providing for the consummation of the business combination contemplated therein.

(3)	Section 1.02 of the Twelfth Supplemental Indenture is hereby amended by deleting the term “Corporation” and replacing it with the term “Duke Holdco” in the following definitions:

(i)	“Conversion Agent”;

(ii)	“Fundamental Change”; and

(iii)	“Spin-Off Market Price”.

(4)	The Twelfth Supplemental Indenture is hereby amended by deleting the term “Corporation” (and, with respect to Section 1.15, the term “Duke Energy Corporation”) and replacing it with the term “Duke Holdco” in the following Sections:

(i)	Section 1.10(c)(i) (last sentence only) and (iii);

(ii)	Section 1.10(d);

(iii)	Section 1.10(f);

(iv)	Section 1.10(g);

(v)	Section 1.10(h);

(vi)	Section 1.11(iii);

(vii)	Section 1.13 (only with respect to the Conversion Agent);

(viii)	Section 1.14 (except with respect to the calculation of interest payable (including Contingent Interest and the conditions for the payment thereof)). and

(ix)	Section 1.15.

(5)	The Twelfth Supplemental Indenture is hereby amended by deleting the term “Officers’ Certificate” and replacing it with the term “Duke Holdco Officers’ Certificate” in the following Sections:

(i)	Section 1.10(g);

(ii)	Section 1.10(h); and

(iii)	Section 1.14 (except with respect to the calculation of interest payable (including Contingent Interest and the conditions for the payment thereof)).

(6)	The Twelfth Supplemental Indenture is hereby amended by deleting the terms “Board of Directors” and “Board Resolution” and replacing them with the respective terms “Duke Holdco Board of Directors” and “Duke Holdco Board Resolutions” in the following Sections:

(i)	Section 1.10(g); and

(ii)	Section 1.10(h).

(7)	Section 1.10(b) of the Twelfth Supplemental Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

“The Conversion Rate. The initial Conversion Rate is 42.3908 shares of Duke Energy common stock issuable upon conversion of $1,000 principal amount of a Senior Convertible Note, subject to adjustments as herein set forth and, upon the consummation of the Duke Energy Merger the Conversion Rate shall be 42.3908 shares of Duke Holdco Common Stock issuable upon conversion of $1,000 principal amount of a Senior Convertible Note, subject to adjustments as herein set forth (the “Conversion Rate”). A Holder may convert a portion of the principal amount of Senior Convertible Notes if the portion is $1,000 or an integral multiple thereof.”

(8)	Section 1.10(e) of the Twelfth Supplemental Indenture is hereby amended by deleting the term “Corporation” and replacing it with the phrase “Corporation or Duke Holdco”.

SECTION 103. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, partner or agent of Duke Holdco shall have any liability for any obligations of Duke Energy or Duke Holdco under the Notes, the Guarantee, the Indenture or this Amendment No. 1 or for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 104. Provisions Binding on Successors. All the covenants, stipulations, premises and agreements made in Amendment No. 1 by Duke Energy and Duke Holdco shall bind their respective successors and assigns whether so expressed or not.

SECTION 105. Governing Law. THIS AMENDMENT NO. 1 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

SECTION 106. Execution and Counterparts. Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 110. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 111. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of Amendment No. 1 or for or in respect of the recitals contained herein, all of which recitals are made solely by Duke Energy and Duke Holdco.

SECTION 112. Full Force and Effect. Except as expressly amended hereby, the Indenture shall remain in full force and effect in accordance with the provisions thereof on the date thereof.

SECTION 113. Effectiveness of Amendment No. 1. Amendment No. 1 shall be effective simultaneously with the consummation of the Duke Energy Merger.

SECTION 114. Supplemental Indenture. This Amendment No. 1 shall constitute a supplemental indenture for all purposes of the Indenture.

SECTION 115. Notation on Convertible Notes. Convertible Notes authenticated and delivered after the execution and delivery of this Amendment No. 1 shall, at the expense of Duke Holdco, bear the following notation, which may be stamped or imprinted thereon:

“In accordance with Amendment No. 1, dated as of April 3, 2006, to the Twelfth Supplemental Indenture, dated as of May 7, 2003, to the Indenture, subject to the procedures set forth in the Indenture and at any time during the periods specified in the fourth paragraph of the reverse of this Security, this Security is convertible into Common Stock of Duke Energy Holding Corp., a Delaware corporation, and is no longer convertible into Common Stock of Duke Energy Corporation.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DUKE ENERGY CORPORATION

By:
Name: David L. Hauser Title: Group Vice President and Chief Financial Officer

Attest:

Name:
Title:

DUKE ENERGY HOLDING CORP.

By:
Name: Robert T. Lucas III Title: Assistant Secretary

Attest:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Name: Title:

Attest:

Name:
Title: